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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT MARCH 13, 2001


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                      DOSKOCIL MANUFACTURING COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             TEXAS                               333-37081                       75-1281683
(STATE OR OTHER JURISDICTION OF           (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                                              IDENTIFICATION NO.)

                             4209 BARNETT BOULEVARD, ARLINGTON, TEXAS               76017
                             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)
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                                 (817) 467-5116
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


                                       N/A
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                         IF CHANGED SINCE LAST REPORT)

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ITEM 5. OTHER EVENTS

         As of March 12, 2001, Doskocil Manufacturing Company (the "Company") entered into a second amendment (the "Second Amendment") to the Limited
Forbearance Agreement, dated as of February 14, 2001 (the "Limited Forbearance
Agreement"), between the Company and the lenders under its credit facility (the
"Credit Facility") and its additional credit facility (the "Additional Credit
Facility"). The Second Amendment further extends the forbearance period provided for in the Limited Forbearance Agreement and expands the period covered by the temporary amendment to the borrowing base and maximum borrowing amount provisions contained in the Credit Facility that was effected by the Limited
Forbearance Agreement. Pursuant to the Second Amendment, the lenders under the Credit Facility and the Additional Credit Facility have agreed that (a) with specified exceptions, they will not exercise prior to March 27, 2001, rights or remedies available to them in respect of specified defaults and (b) the temporary amendments to the provisions of the Credit Facility with respect to borrowing base and maximum borrowing amount will apply to periods ending on or before February 28, 2001. A copy of the Second Amendment is attached hereto as
Exhibit 10.1 and incorporated herein by reference.

         The previously reported discussions with the lenders under the Credit
Facility and the Additional Credit Facility regarding the defaults under the Credit Facility and the Additional Credit Facility are continuing. These discussions include discussion of a proposal made by Westar Capital LP and Westar Capital II LLC (the "Westar Funds") for an overall restructuring of the
Company's debt and equity capitalization that would involve the contribution of additional capital by the Westar Funds. At this time, however, no assurance can be given as to whether the proposal by the Westar Funds will be acceptable to the Company's other stakeholders or as to the definitive terms on which any such restructuring might ultimately occur, or as to the timing of any such restructuring.

         On March 12, 2001, as permitted by the terms of the indenture (the
"Indenture") governing the Company's Senior Subordinated Notes due September 15,
2007 (the "Subordinated Notes"), the lenders under the Credit Facility and the Additional Credit Facility delivered to the trustee under the Indenture a written notice of the defaults under the Credit Facility and the Additional
Credit Facility, thereby blocking in accordance with the terms of the Indenture the ability of the Company to make any payment in respect of the Subordinated
Notes. Accordingly, the Company will not make the $4.3 million interest payment on the Subordinated Notes that is due March 15, 2001. The failure to make such payment on or prior to April 16, 2001 will constitute an event of default under the Indenture.

         Statements in this report contain certain forward-looking statements and information relating to the Company that are based on opinions of management as well as assumptions made from information currently available to management.
Such forward-looking statements typically contain words such as "anticipates"
"believes" "estimates" "expects" or similar words indicating that future outcomes are uncertain. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, these and similar statements are qualified by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcome to differ materially from those set forward in the forward-looking statements. The potential adverse impact on the Company of these and other risks is discussed in more detail in the Company's report on Form 10-K for the year ended June 30, 2000 and the risk factors described there are incorporated herein by reference.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) EXHIBITS

            Exhibit 10.1   Second Amendment to the Limited Forbearance Agreement


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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  March 13, 2001


                                        DOSKOCIL MANUFACTURING COMPANY, INC.



                                        BY: /s/ SUSAN RICHMAN
                                            ------------------------------------
                                            Susan Richman, Vice President
                                            and Chief Financial Officer


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                                INDEX OF EXHIBITS


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
Exhibit
Number       Description
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
10.1         Second Amendment to the Limited Forbearance Agreement



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